Exhibit 99.1

Sound Financial Reports Strong Third Quarter Earnings

SEATTLE--(BUSINESS WIRE)--November 5, 2008--Sound Financial Inc. (OTCBB: SNFL), holding company for Sound Community Bank, today announced net income of $223,000 or $.08 per diluted share for the quarter ended September 30, 2008. This represents a 259% increase over earnings reported in the previous quarter and an increase of 210% over third quarter 2007 earnings of $72,000.

Loan growth remained strong, as total assets grew to $291 million at September 30, 2008. This represents an increase of 22.8% from $237 million at December 31, 2007. Year to date, total deposits also increased 3.3%, totaling $209 million at September 30, 2008.

Net interest income increased $1.4 million for the nine months ended September 30, 2008, compared the same period in 2007. Non-performing assets totaled $377,000 or 0.13% of assets as of September 30, 2008, a decrease of $893,000 since December 31, 2007. Net charge-offs were $431,000 for the nine month period.

Laurie Stewart, Sound Community Bank CEO, commented, “We’re pleased with our performance this quarter, and we look forward to growing our business as we continue to serve the needs of our clients and communities.”

Stewart continued, “These are challenging times for our industry, and we all feel the effects of a softening economy. However, we’re fortunate to be a well-capitalized, community-focused institution that has both the talent and resources to continue executing our business plan, even in this difficult environment.”

On August 12, 2008, Sound Community Bank announced plans to open a new branch office in Port Angeles, Washington.

On September 30, 2008, Sound Financial paid a cash dividend of $.04 per share to common stockholders of record on September 15, 2008.

Sound Financial Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

This report contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Results of operations and business are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial Inc.
Media:
Scott Boyer, 206-448-0884 x-312
or
Financial:
Matt Deines, 206-448-0884 x-305